SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

Commission File Number: 000-53750

EMERGING MEDIA HOLDINGS, INC.
(Name of Registrant in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	13-1026995 (I.R.S. Employer Identification No.)
225 Saddleworth Place Lake Mary, FL (Address of Principal Executive Offices)	32746 (Zip Code)
561-289-5063 (Issuer’s Telephone Number, Including Area Code)

121 S. Orange Ave., Suite 1500
Orlando, FL 32801
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Lifestyle Medical Corporation

On December 29, 2011, we closed an acquisition of 100% of the outstanding shares of Lifestyle Medical Corporation, incorporated under the laws of Florida, pursuant to an Exchange Agreement, executed  on that date, by and between the Company and Lifestyle Medical Corporation (LMC). The consideration paid by the Company for the acquisition of LMC was 5,000,000 shares of our common stock paid to the holders of a majority of the outstanding shares of LMC, valued at $2,500,000.

Sale of Media Top Prim Subsidiary

On December 30, 2011, we completed the sale of Media Top Prim subsidiary to Chiril Luchinsky in exchange for the assumption of the liabilities of the subsidiary and 250,000 shares of Emerging Media Holdings in common stock, the consideration received in the transaction being valued at $125,000.

FOR THE FULL TERMS OF THE AGREEMENT WITH LIFESTYLE MEDICAL CORPORATION, PLEASE REFER TO THE COPY OF THAT AGREEMENT FILED AS EXHIBIT 10.5 TO THIS REPORT.

Item 3.02. Unregistered Sales of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company's last report filed under this Item.

Date	Title and Amount	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
December 29, 2011	5,000,000 shares of common stock, issued in exchange for 100% of the outstanding Shares of Lifestyle Medical Corporation.	Stockholders of Lifestyle Medical Corporation.	NA	$2,500,000/NA

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING MEDIA HOLDINGS, INC.

Dated: January 6, 2012

By:	/s/Iurie Bordian
Name:	Iurie Bordian
President